Exhibit 3.4

                      LEXINGTON CORPORATE PROPERTIES TRUST

                             ARTICLES SUPPLEMENTARY

              8.05% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK


     LEXINGTON CORPORATE PROPERTIES TRUST, a Maryland statutory real estate investment trust, having its principal office in Baltimore City, Maryland (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to the authority expressly vested in the Board of Trustees of the Trust by Article VI of the Declaration of Trust, as amended to date (the "Declaration"), and in accordance with Section 8-203 of the Maryland REIT Law, the Board of Trustees has adopted resolutions (i) duly dividing and classifying 3,160,000 authorized but unissued preferred shares of beneficial interest, par value $.0001 per share, of the Trust into a separate series of preferred shares of beneficial interest (the "Series B Preferred Stock"), (ii) authorizing the issuance of up to 3,160,000 shares of the Series B Preferred Stock, and (iii) pursuant to the powers contained in Section 3.01 the Bylaws of the Trust and
Section 8-206 of the Maryland REIT Law, appointing a pricing committee of the Board of Trustees (the "Committee"), and delegating to the Committee, to the fullest extent permitted by Maryland law and the Declaration and Bylaws of the Trust, all powers of the Board of Trustees with respect to designating and setting of the terms of the Series B Preferred Stock, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, and the price, and terms and conditions upon which shares of the Series B Preferred Stock are to be offered, sold and issued.

      SECOND: Pursuant to the authority conferred upon the Committee, the Committee has duly adopted resolutions designating the Series B Preferred Stock as "8.05% Series B Cumulative Redeemable Preferred Stock, par value $.0001 per share." and setting forth the terms of the Series B Preferred Stock, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption and the price, and terms and conditions upon which shares of the Series B Preferred Stock are to be offered, sold and issued.

      THIRD: The reclassification increases the number of shares classified as Series B Preferred Stock from no shares immediately prior to the reclassification to 3,160,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as unclassified preferred shares of beneficial interest from 10,000,000 shares immediately prior to the reclassification to 6,840,000 shares immediately after the reclassification.

      FOURTH: The terms of the Series B Preferred Stock as set by the Board of Trustees and the Committee, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, are as follows:

                                                                     Exhibit 3.4


      Section 1.     Number of Shares and Designation.
                     ---------------------------------

      The Series B Preferred Stock shall be a series of preferred shares of beneficial interest designated as "8.05% Series B Cumulative Redeemable Preferred Stock, par value $.0001 per share", and the number of shares constituting such series shall be 3,160,000.

      Section 2.     Definitions.
                     ------------

      "Board of  Trustees"  shall mean the Board of Trustees of the Trust or any
committee   authorized  by  such  Board  of  Trustees  to  perform  any  of  its responsibilities with respect to the Series B Preferred Stock.

      "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

      "Capital Gains Amount" shall have the meaning set forth in Section 3 of this Article FOURTH.

      "Capital Stock" shall have the meaning set forth in Article NINTH of the Declaration.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Common Stock" shall mean the Common Stock, par value $.0001 per share, of the Trust.

      "Declaration" shall have the meaning set forth in Article FIRST hereof.

      "Dividend Payment Date" shall mean, with respect to each Dividend Period, the fifteenth day of February, May, August and November of each year, commencing on August 15, 2003.

      "Dividend Period" shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include June 30, 2003).

      "Dividend Record Date" shall mean the date designated by the Board of Trustees for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable Dividend Payment Date.

      "Equity Stock" shall have the meaning set forth in Article NINTH of the Declaration.

      "Event" shall have the meaning set forth in Section 6 of this Article FOURTH.

      "Market Price" on any date shall mean, with respect to the Series B Preferred Stock, the average of the daily market price for ten consecutive trading days immediately preceding the date. The market price for each such trading day shall be determined as follows: (A) if the Series B Preferred Stock is listed or admitted to trading on any securities exchange or included

                                                                     Exhibit 3.4


for quotation on the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Trust; (B) if the Series B Preferred Stock is not listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Trust; or (C) if the Series B Preferred Stock is not listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as responded by a reliable quotation source designated by the Trust, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bids and asked prices reported during the ten days prior to the date in question, the market price of the Series B Preferred Stock shall be determined by the Trust acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

      "Original Issue Date" shall mean June 19, 2003.

      "Ownership Limit" shall have the meaning set forth in Article NINTH of the Declaration.

      "Parity Preferred" shall have the meaning set forth in Section 6 of this Article FOURTH.

      "Preferred Dividend Default" shall have the meaning set forth in Section 6 of this Article FOURTH.

      "Preferred Trustees" shall have the meaning set forth in Section 6 of this Article FOURTH.

      "Series B Preferred Stock" shall have the meaning set forth in Article FIRST hereof.

      "Total Dividends" shall have the meaning set forth in Section 3 of this Article FOURTH.

      "Trust" shall have the meaning set forth in the preamble to these Articles Supplementary.

      Section 3.     Dividends and Distributions.
                     ----------------------------

              (a) Subject to the preferential rights of the holders of any class or series of Capital Stock of the Trust ranking senior to the Series B Preferred Stock as to dividends, the holders of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.05% per annum of the $25.00 liquidation preference per share of the Series B Preferred Stock (equivalent to the annual rate of $2.0125 per share of the Series B Preferred Stock). Such dividends shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing August 15, 2003; provided, however, that if any Dividend Payment Date is not a

                                                                     Exhibit 3.4


Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The initial partial dividend payable on the Series B Preferred Stock will be $0.0671 per share. The amount of any dividend payable on the Series B Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend by four (4). The amount of any dividend payable on the Series B Preferred Stock for any partial Dividend Period other than the initial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Trust at the close of business on the applicable Dividend Record Date.

              (b) No dividends on the Series B Preferred Stock shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, or payment or setting apart for payment shall be restricted or prohibited by law.

              (c) Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock shall accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.

              (d) Except as provided in Section 3(e) below, no dividends shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of Capital Stock of the Trust ranking, as to dividends, on a parity with or junior to the Series B Preferred Stock (other than pro rata dividends paid in shares of Common Stock or in shares of any other class or series of Capital Stock ranking on parity with the Series B Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of Capital Stock of the Trust ranking, as to dividends or upon liquidation, on a parity with or junior to the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of any class or series of Capital Stock of the Trust ranking junior to the Series B Preferred Stock as to dividends and upon liquidation and except for the acquisition of shares made pursuant to the provisions of Article NINTH of the Declaration), unless full cumulative dividends on the Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

              (e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other class

                                                                     Exhibit 3.4


or series of Capital Stock ranking, as to dividends, on a parity with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and each such other class or series of Capital Stock ranking, as to dividends, on a parity with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other class or series of Capital Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other class or series of Capital Stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of Capital Stock for prior dividend periods if such other class or series of Capital Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

              (f) Holders of shares of Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of Capital Stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided herein. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series B Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

              (g) If, for any taxable year, the Trust elects to designate as "capital gain dividends" (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the "Capital Gains Amount") of the total dividends (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Capital Stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of Series B Preferred Stock shall be in the same proportion that the Total Dividends paid or made available to the holders of Series B Preferred Stock for such taxable year bears to the Total Dividends for such taxable year made with respect to all classes or series of Capital Stock outstanding.

      Section 4.     Liquidation Preference.
                     -----------------------

      Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Trust, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of Capital Stock of the Trust ranking, as to liquidation rights, junior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock (and of the Excess Stock converted from Series B Preferred Stock, if any) shall be entitled to be paid out of the assets of the Trust legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared). In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock (and the Excess Stock converted from Series B Preferred Stock, if any) and the corresponding amounts payable on all shares of other classes or series of Capital Stock of the Trust ranking, as

                                                                     Exhibit 3.4


to liquidation rights, on a parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock (and the Excess Stock converted from Series B Preferred Stock, if any) and each such other class or series of shares of Capital Stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series B Preferred Stock (and the Excess Stock converted from Series B Preferred Stock, if any) at the respective addresses of such holders as the same shall appear on the stock transfer records of the Trust. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock (and the Excess Stock converted from Series B Preferred Stock, if any) will have no right or claim to any of the remaining assets of the Trust. The consolidation or merger of the Trust with or into any other trust, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Trust.

      Section 5.     Redemption.
                     -----------

              (a) Subject to Section 9 of this Article FOURTH, shares of Series B Preferred Stock shall not be redeemable prior to June 19, 2008.

              (b) Subject to Section 9 of this Article FOURTH, on or after June 19, 2008, the Trust, at its option upon not less than 30 nor more than 60 days' written notice, may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) thereon to and including the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Trust that will not result in a violation of the Ownership Limit. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series B Preferred Stock has been given, (ii) the funds necessary for such redemption have been irrevocably set aside by the Trust in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date dividends shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. Nothing herein shall prevent or restrict the Trust's right or ability to purchase, from time to time either at a public or a private sale, all or any part of the Series B Preferred Stock at such price or prices as the Trust may determine, subject to the provisions of applicable law.

              (c) Unless full cumulative dividends on all Series B Preferred Stock shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient

                                                                     Exhibit 3.4


for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Trust shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any class or series of Capital Stock of the Trust ranking, as to dividends or upon liquidation, on a parity with or junior to the Series B Preferred Stock (except by exchange for shares of Capital Stock of the Trust ranking, as to dividends and upon liquidation, junior to the Series B Preferred Stock); except that the Trust may purchase shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock or, subject to certain provisions of the Declaration, the Trust may, under certain circumstances, purchase shares of Series B Preferred Stock owned by a shareholder in excess of the Ownership Limit.

              (d) Notice of redemption shall be mailed by the Trust, postage prepaid, as of a date set by the Trust not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the shares of Series B Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the sufficiency of notice or validity of the proceedings for the redemption of any Series B Preferred Stock except as to a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received the redemption notice. Each notice shall state (i) the redemption date; (ii) the redemption price and accrued and unpaid dividends payable on the redemption date; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the certificates for shares of Series B Preferred Stock are to be surrendered for payment of the redemption price and accrued and unpaid dividends payable on the redemption date; and (v) that dividends on the Series B Preferred Stock to be redeemed shall cease to accrue on such redemption date. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

              (e) Immediately prior to any redemption of the Series B Preferred Stock, the Trust shall pay, in cash, any accumulated and unpaid dividends through the redemption date, whether or not declared, unless a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which event, notwithstanding the redemption of the Series B Preferred Stock prior to such Dividend Payment date, (i) each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date; and (ii) each holder of Series B Preferred Stock at the close of business on such redemption date shall be entitled to the dividend payable on such shares after the end of the Dividend Period to which such Dividend Record Date relates through and including the Redemption Date on the corresponding Dividend Payment Date.

              (f) The Series B Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

                                                                     Exhibit 3.4


              (g) All shares of the Series B Preferred Stock redeemed or repurchased pursuant to this Section 5 or otherwise shall be authorized but unissued shares of Series B Preferred Stock until reclassified into another class or series of Capital Stock.

      Section 6.     Voting  Rights.
                     ---------------

              (a) Holders of the Series B Preferred Stock shall not have any voting rights, except as provided by applicable law and as set forth in this
Section 6.

              (b) Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a "Preferred Dividend Default"), the holders of such Series B Preferred Stock (voting as a single class with all other classes or series of parity preferred stock of the Trust upon which like voting rights have been conferred and are exercisable ("Parity Preferred")) shall be entitled to vote for the election of a total of two additional trustees of the Trust (the "Preferred Trustees") at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such Series B Preferred Stock and Parity Preferred for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees will be increased by two trustees. If and when all accumulated dividends shall have been paid on such Series B Preferred Stock and all classes or series of Parity Preferred, the right of the holders of Series B Preferred Stock and the Parity Preferred to elect the Preferred Trustees shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Trustee so elected shall terminate and the entire Board of Trustees shall be reduced accordingly. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Trustee may be filled by written consent of the Preferred Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Trustees shall be entitled to one vote on any matter.

              (c) So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock and each other class or series of Parity Preferred, outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Capital Stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Trust or reclassify any authorized shares of Capital Stock of the Trust into such Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Capital Stock; or (ii) amend, alter or repeal the provisions of the Declaration or these Articles Supplementary, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Trust may

                                                                     Exhibit 3.4


not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. Holders of shares of Series B Preferred Stock shall not be entitled to vote with respect to (A) any increase, decrease or issuance from time to time of any class or series of Capital Stock of the Trust (including the Series B Preferred Stock), or (B) the creation or issuance from time to time of any additional classes or series of Capital Stock, in each case referred to in clause (A) or (B) above ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

              (d) The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

              (e) In any matter in which the Series B Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series B Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

      Section 7.     Conversion.
                     -----------

      The shares of Series B Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Trust or any other entity except as provided in Article NINTH of the Declaration.

Section 8. Ranking.
           --------

      In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Trust, the Series B Preferred Stock shall rank (i) senior to the Common Stock and to any other class or series of Capital Stock of the Trust other than any class or series referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with any class or series of Capital Stock of the Trust the terms of which specifically provide that such class or series of Capital Stock ranks on a parity with the Series B Preferred Stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust, and (iii) junior to any class or series of Capital Stock of the Trust ranking senior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust. For avoidance of doubt, debt securities of the Trust which are convertible into or exchangeable for shares of Capital Stock of the Trust shall not constitute a class or series of Capital Stock of the Trust.

      Section 9.     Restrictions  on  Transfer,  Acquisition and  Redemption of
                     Shares.
                     -----------------------------------------------------------

      The Series B Preferred Stock, being Equity Stock, is governed by and issued subject to all of the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including, but not limited to, the terms and conditions (including exceptions and exemptions) of Article NINTH of the Declaration applicable to Equity Stock; provided, however, that (i) the terms and conditions (including exceptions and

                                                                     Exhibit 3.4


exemptions) of Article NINTH of the Declaration applicable to Equity Stock shall also be applied to the Series B Preferred Stock separately and without regard to any other series or class, (ii) the reference to the "General Corporation Law of the State of Maryland" under subparagraph (b)(4) of Article NINTH of the Declaration shall be to the "Maryland REIT Law," (iii) the Equity Stock into which the Excess Stock is converted in subparagraph (b)(5)(A) of Article NINTH of the Declaration shall be shares of Series B Preferred Stock, and (iv) the Market Price of the Series B Preferred Stock for purposes of subparagraphs
(b)(5) and (b)(6) of Article NINTH of the Declaration shall be determined by the definition under Section 1 of this Article FOURTH. The foregoing sentence shall not be construed to limit to the Series B Preferred Stock the applicability of any other term or provision of the Declaration. In addition to the legend contemplated by subparagraph (a)(10) of Article NINTH of the Declaration, each certificate for Series B Preferred Stock shall bear substantially the following legend:

            THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF SHARES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE TRUST OR TO ITS TRANSFER AGENT.

      Section 10.    Exclusion of Other Rights.
                     --------------------------

      The Series B Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption other than expressly set forth in the Declaration and these Articles Supplementary.

      Section 11.    Headings of Subdivisions.
                     -------------------------

      The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                                                     Exhibit 3.4


Section 12.     Severability of Provisions.
                ---------------------------

      If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Series B Preferred Stock set forth in the Declaration and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series B Preferred Stock set forth in the Declaration which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

      Section 13.    No Preemptive Rights.
                     ---------------------

      No holder of Series B Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of Capital Stock of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of Capital Stock of the Trust.

                                                                     Exhibit 3.4


      IN WITNESS WHEREOF, LEXINGTON CORPORATE PROPERTIES TRUST has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 17, 2003.

WITNESS:                            LEXINGTON CORPORATE PROPERTIES TRUST



   /s/ Paul R. Wood                 By:     /s/ T. Wilson Eglin
-------------------------------          ------------------------------------
   Paul R. Wood, Secretary                     T. Wilson Eglin, President


      THE UNDERSIGNED, President of LEXINGTON CORPORATE PROPERTIES TRUST, who executed on behalf of the Trust the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the trust act of said
Trust and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                     /s/ T. Wilson Eglin
                                  ------------------------------------
                                        T. Wilson Eglin, President